Exhibit 99.1

Trinity Place Holdings Inc.

2022 Annual Meeting CEO Remarks

Hello and thank you for joining us this morning in “Cloud Club 77,” the rooftop amenity suite at 77 Greenwich – now called “Jolie.” I couldn’t imagine a more appropriate backdrop for this annual meeting, which shows the tremendous progress that we have made over the past year here at Jolie. Residents are now living in the building, and as we close out construction in the coming months, we will have completed the development of Lower Manhattan’s premier boutique residential tower, transforming what many of you remember was a windowless bunker into a choice destination for luxury living.

After two years of fits and starts, much of New York City is back to life seven days a week. This past spring, many companies that had repeatedly postponed their back-to-work calls finally put them into place. Perhaps most significantly, just a few blocks from here, Goldman Sachs employees are reporting to the office five days per week. While few believe that Midtown Manhattan is going to return to its pre-pandemic activity this year, in the rest of the city restaurants and bars are full, the parks are crowded, and even commuter rail ridership into the city has hit 92% of its pre-pandemic level on some days. People want to be in New York. As a result, demand for housing has increased substantially, and with few new construction deliveries over the past two years, the rental housing market has surged well past 2019 performance, with the average Manhattan rent approaching $5,000 in May 2022. Monthly contracts in the for-sale condominium market averaged 30% above pre-Covid seasonal averages through this past Spring, and although recent interest rate increases have cooled the frenzy, condos are an obvious safe harbor in an inflationary environment, especially as interest rates stabilize.

We have benefited from the surge in the rental market. At 237 11th Street in Brooklyn, after remediation work was completed in 2021, we became fully leased in April – including the retail space – and have remained there ever since. In every new lease and renewal so far this year, our leasing team has achieved the maximum allowable rent increase, no concessions in most leases and for the first time since purchasing the building, leasing commissions are now being paid by tenants. There is more good news: five months after refinancing the property with a new $60 million loan in June 2021, the City Council adopted a neighborhood-wide rezoning that added approximately 30,000 square feet of air rights to the property. Third-party architects and engineers have indicated to us that most, if not all, of this new allowable floor area could be accommodated within the existing building footprint. So, with these air rights in hand, along with strong NOI growth and unabated investor demand for New York City multifamily, we believe that the value of the asset has greatly appreciated.

We continue to pursue litigation and insurance claims for what could be significant recoveries of the lost rents and remediation costs we incurred at the property. While claims of this type involving numerous parties are inherently complicated, uncertain and time-consuming, as a result of recent court rulings we believe that our position that we have a strong basis for a recovery has strengthened.

Moving over to Williamsburg, Brooklyn, we, along with our partner, took advantage of those same insatiable investor demands that I just mentioned to sell The Berkley in April. The sale netted over $8 million in proceeds for us after the repayment of senior debt and a $10 million partner loan we obtained in October 2021. The purchaser was TF Cornerstone, who remains our partner in the ownership of 250 North 10th Street in that same area. Occupancy in the latter remained at or around 100% for over a year and we have been able to maximize allowable rent growth there as well.

Here at Jolie, with construction nearing completion, we refinanced our original construction loan last year with a new $166.7 million credit facility. Aside from paying a lower interest rate, this loan also gives our sales team and us the term to maximize the value of the sellout by selectively releasing inventory and to roll out periodic price increases. The units that have closed to date were primarily smaller, lower floor units sold during the heart of the pandemic. Many of them were sold at pre-construction discounts that we no longer need to offer, so we are now generally achieving much higher prices per square foot. The new loan imposes no sales pace or financial covenants for the first 18 months of its term.

As I mentioned previously, many of our buyers now call Jolie home. We have closed on 19 homes and are in contract or in various stages of negotiation for many other units even as construction remains to be complete. We will close on the remaining units under contract over the next few months, as temporary certificates of occupancy (or “TCOs”) are received. This will allow for occupancy of the “A-line” homes. The A line hosts Jolie’s largest homes, 3- and 4-bedrooms with unobstructed southern-facing water views. As our team wraps up construction and receives TCOs for the A line, our sales and marketing team can now focus on promoting these family sized homes.

The next few months will be transformative here at Jolie. The Cloud Club amenities on this level and the roof garden upstairs will open to residents and buyer tours this summer, once they have full TCO. The new elementary school downstairs opening this September will bring hundreds of young children, their families and caregivers every weekday to the south and east sides of the property, taking advantage of the new Elizabeth Berger Park across the street and activating our retail space. And with buyers soon being able to tour their actual unit anywhere in the building, we expect contract activity to increase in the middle and upper tiers of the building.

We have purposely not yet focused our marketing efforts on these larger more valuable upper floor units. These homes are coming online as the overwhelming majority of the competitive set has sold out and 3- and 4-bedroom rentals are scarce and expensive. A recent search for 3 and 4 bedroom apartments for rent in doorman buildings with an elevator in the Financial District revealed only 5 available homes. These ranged in price up to and exceeding $38,000 per month in new construction properties. Growing families, relocating executives, and even people in the city just a few days per week are being pushed into the for-sale condominium market as a result of this supply shortage despite recent interest rate hikes. Nearby, our two largest competitors, 25 Park Row and 130 William Street, are largely sold out, reducing available inventory in the area.

Today, Jolie’s construction is nearly complete, with TCOs in hand covering all of the building’s residences, except for much of the A line and the final amenity spaces. Those should be in hand in the next few months. Final completion of the Cloud Club, where we sit today, and the roof gardens will allow our sales team to host frequent rooftop events for buyers and brokers. And, finally, once the construction scaffolding comes down around the building, we can improve signage to potential buyers.

We’re also pleased that Jolie is opening into an increasingly sophisticated Downtown. Just a few blocks away, Casa Cipriani has taken over the Battery Maritime Building, bringing an exclusive members-only club and 47-room super-luxury hotel to the Lower Manhattan waterfront. Ron Burkle, the owner of SoHo house, purchased the American Stock Exchange building on Trinity Place last year for $155 million, likely to convert that property into a fashionable urban resort just one block to our north. Michelin-starred restaurants such as Crown Shy and L’Appart, as well as Nobu, Manhatta and Jean-Georges attract well-heeled diners from across the city. And, on Greenwich Street to our north, the new Perelman Performing Arts Center will bring three theaters and additional multi-use space to the area when it opens next year. The Perelman Center will join The Shed in Hudson Yards as New York City’s newest two prominent arts venues.

Now that the refinancing of 77 Greenwich is behind us, we have the clarity and time to seriously evaluate the opportunities presented to us by potential strategic partners attracted to the unique attributes of our company, including its significant NOL and state tax loss positions, especially amidst the recent market turmoil including the end of the SPAC wave and drying up of the IPO market. Looking forward into the year ahead, we are actively engaging with parties who have expressed interest in several of the company’s attributes and see the company as a vehicle for growth in more volatile times. These potential partnerships could also present opportunities to recapitalize us at a lower cost of capital, reflecting the significant de-risking of the company. Our team constantly discusses these potential portfolio and strategic corporate opportunities. At the corporate level, we continue to maintain a careful focus on liquidity and the preservation and creation of shareholder value. During the past few years, we have made a concerted effort to reduce our G&A costs. Our full-time headcount has been reduced by half.

As a final note, I would like to acknowledge the untimely passing of Michael Price, principal of MFP Partners, our largest shareholder and a legendary investor. Management of MFP has reiterated their support for the company and that they do not anticipate any change to their current investment in the company. As a matter of fact, MFP has purchased several hundred thousand shares over the past year.

While we do not control our stock price, we do not believe that the market is giving us credit for all that we have accomplished over the past year or two. I personally have bought nearly 200,000 shares over the past 12 months, demonstrating my continued strong belief in the company.

We thank you, our shareholders, for your continued support.

Forward Looking Statement

Statements made by management during the annual meeting may contain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations and projections about future events and are not guarantees of future performance or results and involve risks and uncertainties that cannot be predicted or quantified, and, consequently, the actual performance of the Company may differ materially from those expressed or implied by such forward-looking statements. The use of words like anticipate, project, estimate, expect, intend, believe and other similar expressions, is intended to identify those forward-looking statements. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether because of new information, future events or otherwise. Forward-looking statements are inherently subject to risk and uncertainties, some of which cannot be predicted or quantified. Risks and uncertainties to which forward-looking statements are subject and that could affect business and financial results are included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 and its subsequent filings with the Securities and Exchange Commission, which are available on the Company’s website and on the SEC’s website at sec.gov. There is no implication that the remarks included above contain any material nonpublic information.